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FOR FURTHER INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD
Bob Ende	General Info:	Marilynn Meek (212) 827-3773
Senior Vice President - Finance	Investor Info:	Scott Eckstein (212) 827- 3776
COMFORCE Corporation
(516) 437-3300
bende@comforce.com

FOR IMMEDIATE RELEASE
March 11, 2009

COMFORCE CORPORATION DELAYS CONFERENCE CALL AND RELEASE OF FOURTH QUARTER AND FULL YEAR 2008 RESULTS

Woodbury, NY –March 11, 2009– COMFORCE Corporation (AMEX: CFS), a leading provider of outsourced staffing management services, specialty staffing and consulting services, today announced that it is postponing its conference call with investors scheduled for Thursday, March 12, 2009 at 2 P.M. Eastern Time.  The Company will also delay the announcement of its fourth quarter and full year 2008 results, which it had intended to release pre-market opening on March 12, 2009.  This will allow additional time for the Company to complete the close of its financial statement process.

We will announce a new date and time for the call and release of results as soon as this process has been completed.  At that time, we expect to announce that fourth quarter and full year 2008 revenues will increase from the same 2007 periods to over $150 million for the quarter and $600 million for the year, and that gross profit for the fourth quarter and full year 2008 will be comparable to or better than 2007 results.

About COMFORCE

COMFORCE Corporation is a leading provider of outsourced staffing management services that enable Fortune 1000 companies and other large employers to consolidate, automate and manage staffing, compliance and oversight processes for their contingent workforces.  We also provide specialty staffing, consulting and other outsourcing services to Fortune 1000 companies and other large employers for their healthcare support, technical and engineering, information technology, telecommunications and other staffing needs.  We operate in three segments -- Human Capital Management Services, Staff Augmentation and Financial Outsourcing Services.  The Human Capital Management Services segment provides consulting services for managing the contingent workforce through its PRO® Unlimited subsidiary.  The Staff Augmentation segment provides Healthcare Support Services, including

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RightSourcing® Vendor Management Services, Technical, Information Technology and Other Staffing
Services.  The Financial Outsourcing Services segment provides funding and back office support services to independent consulting and staffing companies.

To view the Company’s web page visit www.comforce.com